Exhibit 99.1

HYBRID FUEL SYSTEMS CLOSES $1,200,000 ACCREDITED INVESTOR FUNDING

For Immediate Release

April 5, 2005 Tampa, Florida: Hybrid Fuel Systems, Inc. ("Hybrid" or the "Company") (OTCBB: HYFS) today announced the Company has received $600,000 out of a total commitment of $1,200,000 from various accredited investors in exchange for a series of Convertible Promissory Notes and Class A Warrants. Sichenzia Ross Friedman Ference LLP, http://www.srff.com/, represented Hybrid in connection with this financing.

"We are encouraged by the accredited investor's vote of confidence in our enterprise" said CEO Mark Clancy. "This financing will allow us to complete the build-out of our new Atlanta, Georgia based emission lab as well as enhance our program to commercialize Hybrid’s Fuel2 system", concluded Mr. Clancy.

The Company will receive the remaining $600,000 after the effective date of a registration statement to be filed in connection with the funding The details of the funding are included in a Form 8-K filing together with Exhibits.

About Hybrid Fuel Systems, Inc. - Hybrid was formed in 1996 to commercialize retrofit systems for the conversion of stationary or vehicular diesel engines to non-petroleum based fuels such as natural gas. The Company's technology is based on five patents and one patent pending.

Investors are cautioned that certain statements contained in this document are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the Act). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Hybrid actions, which may be provided by management, are also forward-looking statements as defined by the Act. These statements are not guarantees of future performance.

For more information contact Mark Clancy, Chief Executive Officer (813)-624-5515 or visit the Company's website at www.hybridfuelsystems.com.